Exhibit 32
MASCO CORPORATION
Certifications Required by Rule 13a-14(b) or 15d-14(b)
of the Securities Exchange Act of 1934 and
Section 1350 of Chapter 63 of Title 18 of the
United States Code,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The certification set forth below is being submitted in connection with the Masco Corporation Annual Report on Form 10-K for the period ended December 31, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Richard A. Manoogian, the Chief Executive Officer, and Timothy Wadhams, the Senior Vice President and Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

Date: February 27, 2007	/s/ Richard A. Manoogian
	Name:	Richard A. Manoogian
	Title:	Chief Executive Officer

Date: February 27, 2007	/s/ Timothy Wadhams
	Name:	Timothy Wadhams
	Title:	Senior Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Masco Corporation and will be retained by Masco Corporation and furnished to the Securities and Exchange Commission or its staff upon request.